As filed with the Securities and Exchange Commission on July 2, 2013

Registration Nos. 333-160304, 333-169339 and 333-176814

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160304
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-169339
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176814

UNDER
THE SECURITIES ACT OF 1933

Myrexis, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-3996918 (I.R.S. Employer Identification No.)
c/o Xstelos Holdings, Inc. 630 Fifth Avenue, Suite 2260 New York, New York 10020
(Address of Principal Executive Offices) (Zip Code)

MYREXIS, INC. 2009 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN
MYREXIS, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN
 (Full Title of the Plans)

Jonathan M. Couchman
President and Chief Executive Officer
Myrexis, Inc.
c/o Xstelos Holdings, Inc.
630 Fifth Avenue, Suite 2260
New York, New York 10020
 (Name and Address of Agent for Service)

(801) 214-7800
 (Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Adam W. Finerman, Esq.
Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
(212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Myrexis, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Registrant’s Common stock, $0.01 par value (the “Common Stock”), issuable by the Registrant pursuant to the Registrant’s 2009 Employee, Director and Consultant Stock Plan, as amended, and 2009 Employee Stock Purchase Plan previously registered by the Registrant pursuant to the following registration statements (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (File No. 333-160304), registering 6,500,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 29, 2009;
•	Registration Statement on Form S-8 (File No. 333-169339), registering 1,760,690 shares of Common Stock, filed with the Securities and Exchange Commission on September 13, 2010; and
•	Registration Statement on Form S-8 (File No. 333-176814), registering 1,802,569 shares of Common Stock, filed with the Securities and Exchange Commission on September 13, 2011.

In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of its securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 2nd day of July, 2013.

MYREXIS, INC.

By:	/s/ Jonathan M. Couchman
	Name:	Jonathan M. Couchman
	Title:	President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.